EXHIBIT 4.3

THE SECURITIES REPRESENTED BY THIS DEBENTURE CERTIFICATE AND THOSE ISSUABLE UPON THE CONVERSION HEREOF HAVE NOT BEEN REGISTERED WITH THE UNITED STATES SECURITIES AND EXCHANGE COMMISSION UNDER THE UNITED SECURITIES ACT OF 1933, AS AMENDED (THE "ACT"), OR THE SECURITIES COMMISSION OF ANY STATE UNDER ANY STATE SECURITIES LAW. THEY ARE BEING OFFERED PURSUANT TO AN EXEMPTION FROM REGISTRATION UNDER THE ACT. THE SECURITIES MAY NOT BE OFFERED, SOLD OR OTHERWISE TRANSFERRED IN THE UNITED STATES OR TO U.S. PERSONS UNLESS THE SECURITIES ARE REGISTERED UNDER THE ACT AND APPLICABLE STATE SECURITIES LAWS, OR SUCH OFFERS, SALES AND TRANSFERS ARE MADE PURSUANT TO AVAILABLE EXEMPTIONS FROM THE REGISTRATION REQUIREMENTS OF THOSE LAWS.

                          TREASURY INTERNATIONAL, INC.

             SERIES B 0% SENIOR SUBORDINATED CONVERTIBLE DEBENTURE
                              DUE OCTOBER 29, 1997

Number:          1

Amount: US $250,000.00

Original Issue Date:  October 30, 1996

Registered Holder(s): Leslie Z. Gerendasi
                          (name)

            Treasury International, Inc., a Delaware corporation (the "Company"), for value received, hereby promises to pay the registered holder hereof (the "Holder") the principal sum of US $250,000.00 on October 29, 1997 (subject to extension as provided in Section 2.3 hereof), in such coin or currency of the United States of America as at the time of payment shall be the legal tender for the payment of public and private debts, without any interest.

            By acceptance and purchase of this Debenture, the registered holder hereof agrees with the Company that the Debenture shall be subject to the following terms and conditions:

            1. Restrictions on Transfer. During the Restricted Period, as such term is defined in the Regulation S Securities Subscription Agreement pursuant to which this Debenture was issued, neither the Debenture nor any part thereof, nor any Common Stock into which it is convertible or issued in lieu of interest, shall be sold, transferred, assigned, pledged, hypothecated or otherwise disposed of, and the Company shall not be required to effect any such disposition, unless and until:

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

                  1.1 The Company shall have received (i) written notice of the contemplated disposition, setting forth all of the circumstances and details thereof, and (ii) an opinion of counsel, in the form and substance satisfactory to the Company and its counsel, stating that the contemplated disposition is exempt from the registration and prospectus requirements of the Act and the rules and regulations of the Securities and Exchange Commission (the "SEC") under the Act and of any applicable state or foreign securities act; or

                  1.2 The Debenture or shares of Common Stock, as the case might be, are disposed of pursuant to and in strict accordance with a registration statement which has been filed under the Act with the SEC and a similar registration statement filed with any state securities administrators having jurisdiction.

            The Company has placed a restrictive legend on this certificate for the Debenture and may place such a legend on any future certificates for the Debenture and on the certificates for shares of Common Stock issued upon conversion thereof reflecting the requirements of this Section.

            2.    Conversion.

                  2.1   Conversion of the Debenture.

                  (a) Any Holder of the Debenture may, at his, her or its option, at any time and from time to time on or after the Original Issue date set forth above, convert such Debenture into the Company's Common Stock at the rate, expressed in principal amount of Debenture per share of Common Stock, determined pursuant to the formula set forth in paragraph (b) of this Section 2.1 subject to adjustment in certain events as hereinafter set forth (the "Conversion Price").

                  (b)   The Conversion Price shall be the lower of:

                        (i)  US$.50; or

                        (ii) 50% of the average high closing bid price over the five trading days preceding the date of conversion.

                  2.2 Exercise of Conversion Privilege. In order to exercise the conversion privilege, the Holder shall surrender such Debenture, together with the Notice of Conversion in the form attached hereto appropriately endorsed to the Company at its principal office, accompanied by written notice to the Company (a) stating that the Holder elects to convert the Debenture or a portion thereof, and if a portion, the amount of such portion in multiples of $10,000 in principal amount, and (b) setting forth the

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

name or names (with address) in which the certificate or certificates for shares of Common Stock issuable upon such conversion shall be issued. Provided the Debenture is received properly endorsed, promptly by the Company, the date of conversion of such Debenture shall be deemed to be the date of receipt of Notice of Conversion, even if the Company's stock transfer books are at that time closed, and the converting Holder shall be deemed to have become, on the date of conversion, the record holder of the shares of Common Stock deliverable upon such conversion. If the Debenture is not received, properly endorsed by the fifth business day following the date the Company receives Notice of Conversion, the date of conversion shall be deemed to be the date the Debenture is received, provided that such later receipt will not lower the Conversion Price stated in the Notice of Conversion.

            As soon as reasonably possible after the date of conversion but not later than three business days thereafter, the Company shall issue and deliver to such converting Holder a certificate or certificates for the number of shares of Common Stock due on such conversion. No adjustments in respect of cash dividends shall be made upon the conversion of any Debenture or Debentures.

            Upon conversion of the Debenture in part, the Company shall execute and deliver to the Holder thereof, at the expense of the Company, a new Debenture, in aggregate principal amount equal to the unconverted portion of such Debenture, and such new Debenture shall have the same terms and provisions other than the principal amount as the Debenture surrendered for conversion.

            2.3 Duration of Conversion Privilege. The right to subscribe for and purchase shares of Common Stock pursuant to the conversion privilege granted herein shall commence immediately following the Original Issue Date and shall expire at 5:00 p.m., New York time, on the first anniversary of such date; provided, however, that such expiration date shall, without the need for further action by the Company or the Holder, be automatically extended on a month-to-month basis until this Debenture has been fully converted.

            2.4 Stock Fully Paid. The Company covenants and agrees that all shares which may be issued upon the exercise of the conversion privilege granted herein will, upon issuance in accordance with the terms hereof, be fully paid, nonassessable, and free from all taxes, liens and charges (except for taxes, if any, upon the income of the Holder) with respect to the issue thereof, and that the issuance thereof shall not give rise to any preemptive rights on the part of the stockholders.

            2.5 Antidilution Provisions. In case the Company shall (i) pay a dividend or make a distribution in shares of Common Stock, (ii) subdivide its outstanding shares of Common Stock into a greater number of shares of Common Stock, (iii) combine its outstanding shares of Common Stock into a smaller number of shares

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

of Common Stock, (iv) make a distribution on its Common Stock in shares of its capital stock other than Common Stock, or (v) issue by reclassification of its Common Stock other securities of the Company, the conversion privilege of the Debenture and the Conversion Price then in effect immediately prior thereto shall be adjusted so that the Holder shall be entitled to receive the kind and number of shares of Common Stock and other securities of the Company which it would have owned or would have been entitled to receive after the happening of any of the events described above, had the Debenture been converted immediately prior to the happening of such event or any record date with respect thereto. Any adjustment made pursuant to this paragraph shall become effective immediately after the effective date of such event retroactive to the record date, if any, for such event.

            No adjustment in the Conversion Price shall be required if the amount of such adjustment would be less than $.01 per share; provided, however, that any adjustment which by reason of this paragraph is not required to be made immediately shall be carried forward and taken into account in any subsequent adjustment.

            When the number of shares of Common Stock or the Conversion Price is adjusted as herein provided, the Company shall cause to be promptly mailed to the Holder by first class mail, postage prepaid, notice of such adjustment or adjustments and a certificate of a firm of independent public accountants selected by the Board of Directors of the Company (who may be the regular accountants employed by the Company) setting forth the number of shares of Common Stock and the Conversion Price after such adjustment, a brief statement of the facts requiring such adjustment and the computation by which such adjustment was made.

                  2.6 No Adjustment for Dividends. No adjustment in respect to any dividends paid shall be made during the term of the Debenture or upon the exercise of the Debenture.

                  2.7 Preservation of Purchase Rights Upon Reclassification Consolidation. etc. In the case of any consolidation of the Company with or merger of the Company into another corporation or in the case of any sale or conveyance to another corporation of all or substantially all of the property, assets or business of the Company, the Company or such successor or purchasing corporation, as the case may be, shall provide that the Holder shall have the right thereafter upon payment of the Conversion Price in effect immediately prior to such action to purchase upon conversion of the Debenture the kind and amount of shares and other securities and property which the Holder would have owned or have been entitled to receive after the happening of such consolidation, merger, sale or conveyance had the Debenture been converted immediately prior to such action. Such agreement shall provide for adjustments, which shall be as nearly equivalent as may be practicable to the adjustments provided for in this Section 2. The provisions of this Section 2.7 shall similarly apply to successive consolidations, mergers, sales or conveyances.

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

                  2.8 Statement on Debenture Certificates. Irrespective of any adjustments in the Conversion Price or the number of securities convertible, this Debenture certificate or any certificates hereafter issued may continue to express the same price and number of securities as are stated in this Debenture certificate. However, the Company may at any time in its sole discretion (which shall be conclusive) make any ministerial change in the form of the Debenture certificate that it may deem appropriate that does not affect the substance thereof, and any Debenture, certificate thereafter issued, whether upon registration or transfer of, or in exchange or substitution for, an outstanding Debenture certificate, may be in the form so changed.

            3. Fractional Shares. No fractional shares of Common Stock will be issued in connection with any conversion hereunder, but in lieu of such fractional shares the Company shall make a cash payment therefor equal in amount to the product of the applicable fraction multiplied by the Conversion Price then in effect.

            4. Subordination. Any right of the Holder to payment of principal or interest from the Company shall be subordinated to the claims and rights of the holders of Senior Debt ("Senior Debt Holders"). "Senior Debt" means the indebtedness of the Company incurred in connection with: (i) all existing financing of the Company of any nature whatsoever which is secured by an encumbrance against all or any portion of the properties and/or assets of the Company, including, but not limited to, the financing arrangements between the Company and Royal Bank of Canada as exists on the date hereof and as may be amended from time to time, (ii) all existing and future secured or unsecured institutional financing, including without limitation, financing from banks, savings and loan associations, mortgage companies, insurance companies, governmental agencies and/or any other institution which is engaged in whole or in part in making loans in the ordinary course of its business, (iii) all future purchase money financing which is secured by an encumbrance against all or any portion of the properties and/or assets of the Company, and (iv) any refinancing of the type of indebtedness referred to in Section 4(i), (ii) and (iii) above. Any payment of principal or interest to the Holder shall be collected, enforced or received by the Holder as trustee for the Senior Debt Holders and paid over to the Senior Debt Holders. The Holder agrees that in the event of any payment of principal or interest by the Company to the Holder by reason of any receivership, insolvency or bankruptcy proceeding, or proceeding for reorganization or readjustment of the Company or its properties, or otherwise, then, in any such event, the Senior Debt Holders shall be preferred in the payment of their claims over the claim of the Holder to payment of principal or interest against the Company or its properties, and the claims of the Senior Debt Holders shall be first paid and satisfied in full before any payment or distribution of any kind or character, whether cash, property or securities, shall be made to the Holder; provided, however, that this Section shall not apply to any payment of principal or interest made to the Holder while the Company is

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

solvent and not in default with respect to its Senior Debt. As used in this
Section 4, the term "Company shall include the Company and its present and future wholly-owned subsidiaries.

            5. Replacement of Debenture Certificate. Upon receipt of evidence satisfactory to the Company of the loss, theft, destruction or mutilation of the Debenture certificate and, in the case of any such loss, theft or destruction, upon delivery of a bond of indemnity satisfactory to the Company, or, in the case of any such mutilation, upon surrender and cancellation of the Debenture certificate, the Company will issue a new Debenture certificate of like tenor in lieu of such lost, stolen, destroyed or mutilated Debenture certificate.

            6. Covenants of the Company. So long as any of the Debentures remain outstanding, the Company shall:

                  (a) At all times keep reserved the total number of shares of Common Stock necessary for the conversion of all of the then outstanding Debentures at the then current Conversion Price; and

                  (b) Not complete within 60 days after the Original Issue Date any non-public offering of its securities, unless the proceeds thereof are to be used to effectuate the purchase of another business or corporation.

            7. Default. If any of the following events (herein called "Events of Default") shall occur:

                  (a) if the Company shall default in the payment of the principal of the Debenture at maturity or by acceleration or otherwise, and such default shall continue for more than 30 days; or

                  (b) if the Company shall default in the payment of any installment of interest on any of the Debentures for more than 30 days after the same shall become due and payable; or

                  (c) if the Company shall make an assignment for the benefit of creditors or shall be unable to pay its debts as they become due; or

                  (d) if the Company shall dissolve, terminate its existence, become insolvent on a balance sheet basis, commence a voluntary case under the federal bankruptcy laws or under any other federal or state law relating to insolvency or debtor relief, permit the entry of a decree or order for relief against the Company in an involuntary case under the federal bankruptcy

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

                        laws or under any other applicable federal or state law relating to insolvency or debtor's relief, permit the appointment or consent to the appointment of a receiver, trustee, or, custodian of the Company or of any of the Company's property, make an assignment for the benefit of creditors, or admit in writing to be failing generally to pay its debts as such debts become due;

                  (e) if the Company shall default in the performance of or compliance with any agreement, condition or term contained in this Debenture or any of the other Debentures and such default shall not have been cured within 30 days after such default;

                  (f) Any of the representations or warranties made by the Company herein, in the Subscription Agreement, or in any certificate or financial or other statements heretofore or hereafter furnished by or on behalf of the Company in connection with the execution and delivery of this Debenture or the Subscription Agreement shall be false or misleading in any material respect at the time made; or

                  (g) The Company shall have its Common Stock delisted from an exchange or over-the-counter market,

then and in any such event the Holder of this Debenture shall have the option (unless the default shall have theretofore been cured) by written notice to the Company to declare the Debenture to be due and payable, whereupon the Debenture shall forthwith mature and become due and payable without presentment, demand, protest or further notice of any kind, all of which are hereby expressly waived, anything contained in this Debenture to the contrary notwithstanding. Upon the occurrence of an Event of Default, the Company shall promptly notify the Holder of this Debenture in writing setting out the nature of the default in reasonable detail.

            8. Remedies on Default; Notice to Other Holders. In case any one or more of the Events of Default shall occur, the Holder may proceed to protect and enforce his or her rights by a suit in equity, action at law or other appropriate proceeding, whether, to the extent permitted by law, for the specific performance of any agreement of the Company contained herein or in aid of the exercise of any power granted hereby. If any Holder of one or more of the Debentures shall declare the same due and payable or take any other action against the Company in respect of an Event of Default, the Company will forthwith give written notice to the Holder of this Debenture, specifying such action and the nature of the default alleged.

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

            9. Amendments. With the consent of the Holders of more than 50% in aggregate principal amount of the Debentures at the time outstanding, the Company, when authorized by a resolution of its Board of Directors, may enter into a supplementary agreement for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of this Debenture or of any supplemental agreement or modifying in any manner the rights and obligations of the holders of Debentures or Common Stock issued upon conversion of the Debentures, and of the Company; provided, however, that no such supplemental agreement shall (a) extend the fixed maturity of any Debenture, or reduce the principal amount thereof, or reduce the rate or extend the time of payment of interest thereon, or alter or impair the right to convert the same into Common Stock at the rates and upon the terms provided in this Debenture, without the consent of the Holder of each of the Debentures so affected, or (b) reduce the aforesaid percentage of principal amount of Debentures the Holders of which are required to consent to any supplemental agreement, without the consent of the Holders of all Debentures then outstanding.

            10. Changes, Waivers. etc. Neither this Debenture nor any provisions hereof may be changed, waived, discharged or terminated orally, except by a statement in writing signed by the party against which enforcement of the change, waiver, discharge or termination is sought, except to the extent provided in Section 9 of this Debenture.

            11. Entire Agreement. This Debenture embodies the entire agreement and understanding between the Holder and the Company and supersedes all prior agreements and understandings relating to the subject matter hereof.

            12. Governing Law. This Debenture shall be governed by and construed in accordance with the laws of the Province of Ontario, Canada, applicable to agreements made in and wholly to be performed in that jurisdiction, except for matters arising under the Securities Act or the Exchange Act which matters shall be construed and interpreted in accordance with such laws.

            13. Arbitration. If, at any time during the continuance of this Agreement or after the termination thereof, any dispute, difference or question shall arise between or among any of the parties hereto concerning the construction, meaning or effect of this Agreement or any agreement or covenant entered into pursuant to this Agreement or the rights or obligations of the parties hereto or their heirs, estate trustees, successors or assigns, every such dispute, difference or question shall be submitted to and settled by arbitration. The arbitration shall be conducted by a single arbitrator, if the parties can agree upon one, otherwise by three arbitrators, one to be appointed by one side to the dispute, one to be appointed by the other side to the dispute and a third to be chosen by the first two named arbitrators, before they enter upon the business of arbitration. Once the first arbitrator has been appointed, the other arbitrator must be

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

appointed within seven (7) days, failing which the arbitrator first appointed shall be the sole arbitrator. The two arbitrators chosen shall agree upon a third arbitrator within fourteen (14) days of the appointment of the last of the two arbitrators, failing which the matter shall be arbitrated by a single Judge pursuant to the Arbitration Act of Ontario. The award and determination of such arbitrator or arbitrators or any two of such three arbitrators, shall be binding upon the parties to such dispute, difference or question and their respective heirs, estate trustees, successors and assigns, and there shall be no appeal therefrom. The arbitration shall be conducted in accordance with the provisions of the Arbitration Act of Ontario and of any amendment thereto, or of any successor statute thereof, in force at the time of such dispute, difference or question. The prevailing party shall be entitled to an award of arbitration costs.

            14. Notices. All notices and consents required or desired to be given pursuant hereto shall be in writing and shall be deemed properly given if delivered to the addressee, in person, or if mailed, by registered or certified mail, return receipt requested, to the Company at 1181 Finch Avenue West, Unit 21, North York, Ontario M3J 2V8, Canada, Attention: President, and to Holder at Leslie Z. Gerendasi & Company, 3101 Bathurst Street, Suite 600, Toronto, Ontario M6A 2A6 Canada. Any address specified above may be changed by notice given, as herein provided, by the party hereto whose address is being changed to the other party hereto. Notices delivered in person shall be deemed given on the date of delivery; and notices mailed shall be deemed given three days after the date of mailing.


                                    TREASURY INTERNATIONAL, INC.


                                    By: /s/ James Hal
                                        ---------------------------------
                                        James Hal, President and
                                        Chief Executive Officer

                              NOTICE OF CONVERSION

                    (To be Executed by the Registered Holder
                                of the Debenture)


            The undersigned is the registered holder of the foregoing Debenture and hereby irrevocably elects to convert $_______________ of such Debenture into shares of Common Stock of Treasury International, Inc. (the "Company") to be registered in the name of the undersigned as of the date of conversion written below, according to both the conditions set forth in such Debenture and the attached copy of the Company's enclosed Irrevocable Instructions to Transfer Agent, the original of which the Company has previously delivered to its Transfer Agent.

            The undersigned represents and warrants as follows:

            (1) The offer to purchase the Debenture was made to him outside of the U.S., and the undersigned was, at the time the Subscription Agreement was executed and delivered, and is now, outside the U.S.;

            (2) The undersigned is not an U.S. Person (as such term is defined in Rule 902(a) of Regulation S ("Regulation S") promulgated under the U.S. Securities Act of 1933 (the "Securities Act"), and has purchased the Debenture for the account of the undersigned and not for account or benefit of any U.S. person; and is not converting the Debentures on behalf of any U.S. Person;

            (3) All offers and sales by the undersigned of the Debenture and the Shares acquired pursuant to the Subscription Agreement shall be made pursuant to an effective registration statement under the Securities Act or pursuant to an exemption from, or in a transaction not subject to, the registration requirements of the Securities Act;

            (4) The undersigned has been advised of and understands the terms and conditions and requirements contained in Regulation S;

            (5) The undersigned has not engaged in any "directed selling efforts" (as such term is defined in Regulation S) with respect to the Debenture and the Shares; and


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

            (6) During the Restricted Period (as defined in Regulation S), the undersigned has not engaged in any short sales or other transactions in violation of Regulation S.


                                    ----------------------------------
                                    Date of Conversion*

                                    ----------------------------------
                                    Applicable Conversion Price

                                    ----------------------------------
                                    Signature

                                    ----------------------------------
                                    Name

                                    ----------------------------------
                                    Address

                                    ----------------------------------

* The original Debenture and this Notice of Conversion must be received by the Company within five business days following the date of Conversion.

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